Exhibit 99.1

FOR IMMEDIATE RELEASE

July 11, 2013

Contact: Cloud Peak Energy Inc.
Karla Kimrey
Vice President, Investor Relations
720-566-2932

CLOUD PEAK ENERGY INC. ANNOUNCES SECOND QUARTER 2013 SHIPMENTS;

UPDATED ANNUAL ADJUSTED EBITDA GUIDANCE;

AND SCHEDULE FOR EARNINGS RESULTS

Gillette, Wyo, July 11, 2013 — Cloud Peak Energy Inc. (NYSE:CLD), one of the largest U.S. coal producers and the only pure-play Powder River Basin (“PRB”) coal company, today announced second quarter 2013 shipments and updated its annual Adjusted EBITDA guidance.  Results for the quarter are expected to be announced on July 30, 2013.  Conference call details are set forth below.

Second quarter 2013 shipments from our three company operated mines were 20.1 million tons compared to 21.1 million tons in the first quarter of 2013, and 20.1 million tons in the second quarter of 2012.  For the full year 2013 the company continues to expect shipments to be approximately 90 million tons.

Based upon preliminary data, the company currently expects Adjusted EBITDA (1) for the second quarter of 2013 to be lower than the first quarter of 2013.  As a result, the company is lowering the mid-point of its full year Adjusted EBITDA guidance range by $15 million, so that full year Adjusted EBITDA is now expected to be between $210 million and $250 million.

Second quarter shipments from the company’s three mines were lower than the first quarter of 2013 by approximately 1 million tons, primarily due to weather interruptions, unplanned power plant outages at a small number of  major customers, and the impact of production interruptions during planned maintenance downtime.  Costs per ton rose as a result of spreading fixed costs over lower shipments during a quarter when several major planned annual maintenance jobs were also completed.  With continued low Newcastle benchmark prices, our logistics segment made limited additional contribution to Adjusted EBITDA.

Colin Marshall, President and Chief Executive Officer, commented, “While the second quarter shipments were lower than we expected, we are now in the position where we expect to be able to run at higher shipment rates and therefore lower costs per ton in the second half of the year.”

This release is based on the company’s current preliminary estimates of its results for the quarter ended June 30, 2013.  Actual results are subject to revision based upon the finalization of the company’s quarterly financial closing procedures and the completion of the company’s full interim financial statements.

Conference Call Details

The company expects to issue results for the second quarter 2013 on July 30, 2013.  A conference call with management is scheduled at 5:00 p.m. ET on July 30, 2013 to review the results and current business conditions.  The call will be webcast live over the internet from our website at www.cloudpeakenergy.com under “Investor Relations”.  Participants should follow the instructions provided on the website for downloading and installing the audio applications necessary to join the webcast.  Interested individuals also can access the live conference call via telephone at 877-474-9504 (domestic) or 857-244-7557 (international) and entering pass code 66467422.

(1)               Defined later.

Following the live web cast, a replay will be available at the same URL on our website for seven days.  A telephonic replay will also be available approximately two hours after the call and can be accessed by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering pass code 28302656.  The telephonic replay will be available for seven days.

About Cloud Peak Energy®

Cloud Peak Energy Inc. (NYSE:CLD) is headquartered in Wyoming and is one of the largest U.S. coal producers and the only pure-play PRB coal company.  As one of the safest coal producers in the nation, Cloud Peak Energy specializes in the production of low sulfur, subbituminous coal.  The company owns and operates three surface coal mines in the PRB, the lowest cost major coal producing region in the nation.  The Antelope and Cordero Rojo mines are located in Wyoming and the Spring Creek mine is located near Decker, Montana.  Cloud Peak Energy also owns rights to substantial undeveloped coal and complementary surface assets in the Northern PRB, further building the company’s long-term position to serve Asian export and domestic customers.  With approximately 1,700 employees, the company is widely recognized for its exemplary performance in its safety and environmental programs.  Cloud Peak Energy is a sustainable fuel supplier for approximately 4% of the nation’s electricity.

Cautionary Note Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning.  Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations and energy policies and other factors.  Forward-looking statements include, for example, our outlook and guidance for 2013, current estimates of 2013 shipments, estimated 2013 costs and estimated 2013 Adjusted EBITDA and other statements regarding our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements.  Factors that could adversely affect our future results include any adjustments in connection with finalizing the company’s quarterly financial closing procedures and completion of the company’s full interim financial statements for the second quarter 2013, and other factors including, for example, (a) future economic and weather conditions; (b) coal-fired power plant capacity and utilization, demand for our coal by the domestic electric generation industry, Asian export demand and terminal capacity and the prices we receive for our coal and our logistics services; (c) reductions or deferrals of purchases by major customers and our ability to renew sales contracts; (d) competition from other coal producers, natural gas producers and other sources of energy, domestically and internationally, (e) environmental, health, safety, endangered species or other legislation, regulations, treaties, court decisions or government actions, or related third-party legal challenges or changes in interpretations, including new requirements or uncertainties affecting the use, demand or price for coal or imposing additional costs, liabilities or restrictions on our mining operations, the utility industry or the logistics, transportation and terminal industries; (f) public perceptions, third-party legal challenges or governmental actions and energy policies relating to concerns about climate change, air and water quality or other environmental considerations, including emissions restrictions and governmental subsidies or mandates that make wind, solar or other alternative fuel sources more cost-effective and competitive with coal; (g) operational, geological, equipment, permit, labor, weather-related and other risks inherent in surface coal mining; (h) our ability to efficiently and safely conduct our mining operations, (i) transportation and export terminal availability, performance and costs; (j) availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives and tires; (k) our ability to acquire future coal tons through the federal LBA process and necessary surface rights and permits in a timely and cost-effective manner and the impact of third-party legal challenges, (l) access to capital and credit markets and availability and costs of credit, surety bonds, letters of credit, and insurance; (m) litigation and other contingent liabilities; (n)  proposed Pacific Northwest export terminals are not developed in a timely manner or at all, or are developed at a smaller capacity than planned, or we are unable to finalize and enter into definitive throughput agreements for potential future capacity at proposed terminals, including the Gateway Pacific Terminal and the Millennium Bulk Terminal, (o) future development and operating costs for our development projects significantly exceed our expectations, and (p) other risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material.  We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This release includes the non-GAAP financial measure of Adjusted EBITDA .  Adjusted EBITDA is intended to provide additional information only and does not have any standard meaning prescribed by generally accepted accounting principles in the U.S. (“GAAP”).

EBITDA represents net income, or income from continuing operations, as applicable, before (1) interest income (expense) net, (2) income tax provision, (3) depreciation and depletion, (4) amortization, and (5) accretion.  Adjusted EBITDA represents EBITDA as further adjusted to exclude specifically identified items that management believes do not directly reflect our core operations.  For the periods presented herein, the specifically identified items are: (1) adjustments to exclude the updates to the tax agreement liability, including tax impacts of our 2009 initial public offering and 2010 secondary offering, (2) adjustments for derivative financial instruments, excluding fair value mark-to-market gains or losses and including cash amounts received or paid, and (3) adjustments to exclude a significant broker contract that expired in the first quarter of 2010.  Because of the inherent uncertainty related to the items identified above, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or a reconciliation to forecasted GAAP measures.

Adjusted EBITDA is an additional tool intended to assist our management in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations.  Adjusted EBITDA is a metric intended to assist management in evaluating operating performance, comparing performance across periods, planning and forecasting future business operations and helping determine levels of operating and capital investments.  Period-to-period comparisons of Adjusted EBITDA are intended to help our management identify and assess additional trends potentially impacting our company that may not be shown solely by period-to-period comparisons of net income or income from continuing operations.  Our chief operating decision maker uses Adjusted EBITDA as a measure of segment performance.  Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others.

We believe Adjusted EBITDA is also useful to investors, analysts and other external users of our consolidated financial statements in evaluating our operating performance from period to period and comparing our performance to similar operating results of other relevant companies.  Adjusted EBITDA allows investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and depletion, amortization and accretion and other specifically identified items that are not considered to directly reflect our core operations.

Our management recognizes that using Adjusted EBITDA as a performance measure has inherent limitations as compared to net income, income from continuing operations, other GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors.  Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income, income from continuing operations, or other GAAP financial measures as a measure of our operating performance.  Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Moreover, our presentation of Adjusted EBITDA is different than EBITDA as defined in our debt financing agreements.